UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2018
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FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Committee Assignments
This current report on Form 8-K/A amends the report on Form 8-K filed on October 2, 2018 by the Federal Home Loan Bank of Atlanta (the “Bank”) to announce that, on September 29, 2018, the Bank declared elected (or re-elected as applicable) to the Bank's Board of Directors (the “Board”) Jonathan I. Kislak, Kim C. Liddell, Garrett S. Richter, and Richard A. Whaley. On December 14, 2018, the Bank made 2019 Board committee assignments for these directors as follows:

Director            Committee Assignments
Jonathan I. Kislak        Enterprise Risk and Operations (Vice Chair)
Executive
Finance
Housing and Community Investment

Kim C. Liddell        Credit and Member Services (Chair)
Executive
Finance
Housing and Community Investment

Garrett S. Richter        Credit and Member Services
Executive
Governance and Compensation
Housing and Community Investment

Richard A. Whaley        Executive (Chair)
Ex officio member all other committees

Compensatory Arrangements of Certain Officers
This current report is also being utilized to report that in connection with its annual review of base salary under the terms of the Employment Agreement, dated November 13, 2013, between the Bank and W. Wesley McMullan, President and CEO of the Bank, on December 15, 2018, the Governance and Compensation Committee of the Bank’s Board recommended, and the Board approved, a salary increase for Mr. McMullan from $835,000 to $935,000.  The increase is effective as of January 1, 2019.  The Bank received a non-objection letter from the Federal Housing Finance Agency regarding this increase on December 19, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: December 20, 2018	By:/s/Reginald T. O'Shields
By: Reginald T. O'Shields Senior Vice President and General Counsel